As filed with the Securities and Exchange Commission on October 15, 2007
Reg. No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

eMagin Corporation

(Exact name of registrant as specified in its charter)

Delaware	56-1764501
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

2003 EMPLOYEE STOCK OPTION PLAN/
2005 EMPLOYEE STOCK PURCHASE PLAN
(full time of plans)

K.C. Park, Interim Chief Executive Officer
10500 N.E. 8th Street, Suite 1400
Bellevue, WA 98004
(Name and address of agent for service)

(425) 749-3600
 (Telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr.
New York, NY 10006
(212) 930-9700
(212) 930-9725 (fax)

  CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum Amount to be Registered		Proposed maximum offering price per share*	Aggregate offering Price	Amount of Registration fee

Common Stock ($.001 par value)	590,225	(1)	$0.93	$548,909.25	$16.85
Total	590,225		$0.93	$548,909.25	$16.85

* Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the over the counter bulletin board of $0.99 and $0.88, respectively, on October 11, 2007.

(1)  Issuable pursuant to the 2003 Employee Stock Option Plan and 2005 Employee Stock Purchase Plan.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration  Statement is being filed in order to register 590,225 additional shares of common stock, $0.001 par value per share, of eMagin Corporation, underlying options to various employees, non-employee directors and consultants, with respect to a currently effective Registration Statement on Form S-8 relating to its 2003 Employee Stock Option Plan and 2005 Employee Stock Purchase Plan. The contents of the Registration Statement on Form S-8 as filed on December 9, 2003 and May 26, 2006, respectively, Registration No. 333-111011 and 333-134526, respectively, are incorporated by reference into this Registration Statement.  Of these options, 515,225 are issuable pursuant to the 2003 Employee Stock Option Plan and 75,000 are issuable pursuant to the 2005 Employee Stock Purchase Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

K.C. Park, Interim Chief Executive Officer
10500 N.E. 8th Street, Suite 1400
Bellevue, WA 98004
 (425) 749-3600

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

           The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•
Reference is made to the Registrant’s annual report on Form 10-K/A, as amended, for the year ended December 31, 2006, as filed with the SEC on April 30, 2007, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s annual report on Form 10-K, for the year ended December 31, 2006, as filed with the SEC on April 2, 2007, which is hereby incorporated by reference .

•	Reference is made to the Registrant’s quarterly report on Form 10-Q, for the period ended March 31, 2007, as filed with the Commission on May 15, 2007, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s quarterly report on Form 10-Q, for the period ended June 30, 2007, as filed with the Commission on August 14, 2007, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K as filed with the Commission on May 16, 2007, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K as filed with the Commission on May 23, 2007, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K as filed with the Commission on June 8, 2007, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on July 25, 2007, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on August 7, 2007, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on August 10, 2007, which is hereby incorporated by reference.

•
Reference is made to the description of the Company’s common stock contained in Registrant’s Form S-1 Registration Statement as filed with the SEC on July 25, 2007, which is hereby incorporated by reference.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006.

Item 6.	Indemnification of Directors and Officers.

    The Registrants Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders’ (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

    Our Bylaws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 8.	Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Registration Statement:

EXHIBIT NUMBER	EXHIBIT

4.1	2003 Employee Stock Option Plan (1)

4.2	2005 Employee Stock Purchase Plan (2)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of Sichenzia Ross Friedman Ference LLP ( contained in Exhibit 5.1)

23.2	Consent of Eisner LLP

(1)	Incorporated by reference to the registration statement on Form S-8 filed with the Securities and Exchange Commission on December 9, 2003.

(2)	Incorporated by reference to the registrant's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 1, 2005.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),  (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, WA on October 12, 2007

EMAGIN CORPORATION

By:	/s/ K. C. Park K.C. Park, Interim Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ K. C. Park
K.C. Park, Interim Chief Executive Officer	Interim Chief Executive Officer	October 12, 2007
/s/ Claude Charles
Claude Charles	Director	October 12, 2007
/s/ Paul Cronson
Paul Cronson	Director	October 12, 2007
/s/ Irwin Engelman
Irwin Engelman	Director	October 12, 2007

/s/ Dr. Jacob Goldman
Dr. Jacob Goldman /s/ General Stephen Seay	Director	October 12, 2007
General Stephen Seay	Director	October 12, 2007

EXHIBIT NUMBER	EXHIBIT

4.1	2003 Employee Stock Option Plan (1)

4.2	2005 Employee Stock Purchase Plan (2)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of Sichenzia Ross Friedman Ference LLP ( contained in Exhibit 5.1)

23.2	Consent of Eisner LLP

(1)	Incorporated by reference to the registration statement on Form S-8 filed with the Securities and Exchange Commission on December 9, 2003.

(2)	Incorporated by reference to the registrant's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 1, 2005.